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                                                                EXHIBIT 10.38


               ASSIGNMENT AND ASSUMPTION OF LIABILITIES AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION OF LIABILITIES AGREEMENT (this "Assignment and Assumption of Liabilities Agreement") is made as of this date of July 1, 2003 by and between RSA Surplus Lines Insurance Services, Inc., a corporation organized and existing under the laws of the State of Delaware ("RSA SLISI") and Royal Indemnity Company, a Delaware insurance company ("RIC"). All capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement, dated as of July 1, 2003 (the "RSA SLISI Stock Purchase Agreement"), by and between Royal Group, Inc., a Delaware corporation ("Royal Group") and Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL").

         WHEREAS, pursuant to the RSA SLISI Stock Purchase Agreement, Royal Group and AIHL agreed that Royal Group shall cause RIC and RSA SLISI to enter into this Assignment and Assumption of Liabilities Agreement, pursuant to which RSA SLISI shall assign all of the assets of RSA SLISI to RIC as of the Closing Date, other than certain excluded assets, and RIC shall assume all of the liabilities and obligations of RSA SLISI as of the Closing Date;

         WHEREAS, in connection with the transactions contemplated by the RSA SLISI Stock Purchase Agreement, among other things, RSA SLISI has agreed to execute this Assignment and Assumption of Liabilities Agreement and to assign all of the Assigned Assets (as such term is defined below) as partial consideration for the contemplated transactions; and

         WHEREAS, in connection with the transactions contemplated by the RSA SLISI Stock Purchase Agreement, among other things, RIC has agreed to execute this Assignment and Assumption of Liabilities Agreement and to pay, perform and discharge all of the Assumed Liabilities (as such term is defined below) as partial consideration for the contemplated transactions.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Assignment of Assets. Subject to the terms and conditions of this Assignment and Assumption of Liabilities Agreement, RSA SLISI hereby agrees to assign, transfer, convey and deliver any and all right, title and interest in the assets and property of RSA SLISI, as of the Closing Date, except (i) its corporate charter, (ii) the Permit, (iii) the minimum amount of assets, if any, required by the California Department of Insurance to

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maintain the Permit or such additional amount as permitted in the RSA SLISI
Stock Purchase Agreement, and (iv) the Producer Agreements (the "Assigned Assets"), and RIC hereby agrees to the assignment, transfer, conveyance and delivery of the Assigned Assets;

2. Assumption of Liabilities. Subject to the terms and conditions of this Assignment and Assumption of Liabilities Agreement, RIC hereby agrees to assume, pay, perform and discharge all debts, obligations and liabilities, contracts and obligations of every kind, character or description of RSA SLISI, whether known or unknown, accrued, absolute, contingent or otherwise existing prior to the Closing Date (collectively, the "Assumed Liabilities").

3. Indemnification. Without limitation of the indemnification obligations of RGI and affiliates of RGI under the Acquisition Agreement and the Ancillary Agreements (as defined in the Acquisition Agreement), RIC hereby agrees to indemnify and hold RSA SLISI harmless from and against any and all obligations, costs, expenses, interests or overdue charges, fees, claims, damages, judgments, penalties, deficiencies, taxes or liabilities of whatever kind or nature imposed on, sustained or incurred by RSA SLISI, to the extent they arise out of or relate to the Assumed Liabilities, including, without limitation, attorneys', accountants' and other investigatory fees and out-of-pocket expenses, actually expended or incurred by RSA SLISI (which costs shall not include any expenses associated with salaries or overhead related to employees of RSA SLISI).

4. Further Assurances. Upon request from RSA SLISI from time to time, RIC shall execute and deliver all documents and do all other reasonable acts that may be reasonably necessary to carry out and effectuate the intent and purpose of this Assignment and Assumption of Liabilities Agreement. Upon request from RIC from time to time, RSA SLISI shall execute and deliver all documents and do all other reasonable acts that may be reasonably necessary to carry out and effectuate the intent and purposes of this Assignment and Assumption of Liabilities Agreement.

5. Power of Attorney. RSA SLISI on behalf of itself and its successors, hereby irrevocably appoints RIC and its designated officers and directors as the true and lawful attorney of RSA SLISI to handle, satisfy and/or dispute the Assumed Liabilities as well as to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such assurances or documents, and to promptly perform, or cause to be performed, such further acts or deeds, which, in the reasonable discretion of said attorney may be necessary, desirable or expedient for the purpose of transferring to RIC the Assumed Liabilities. Such power of attorney, being coupled with an interest, shall not be revoked by the dissolution of RSA SLISI and may be exercised in the name and on behalf of RIC.

6. Governing Law. This Assignment and Assumption of Liabilities Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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7.       Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Assignment and Assumption of Liabilities Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Assignment and Assumption of Liabilities Agreement without the necessity of posting a bond or other form of security pending the outcome of any arbitration. In the event that any action should be brought in equity to enforce any of the provisions of this Assignment and Assumption of Liabilities Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

8. Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Assignment and Assumption of Liabilities Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be duly executed in its name by an authorized representative as of the date set forth above.

                                    ROYAL INDEMNITY COMPANY

                                    By: /s/ Stephen M. Mulready
                                        ----------------------------
                                        Name:  Stephen M. Mulready
                                        Title: President and Chief
                                               Executive Officer

                                    RSA SURPLUS LINES INSURANCE
                                    SERVICES, INC.

                                    By: /s/ James A. Dixon
                                        -----------------------------
                                        Name:  James A. Dixon
                                        Title: Chairman